SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.__)

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Scientific Learning Corporation
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SCIENTIFIC LEARNING CORPORATION
300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612-2040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2004

TO THE STOCKHOLDERS OF SCIENTIFIC LEARNING CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (the “Company”), will be held on Monday, June 7, 2004, at 10:00 a.m. local time at the Company’s principal executive office at 300 Frank H. Ogawa Plaza, Suite 600, Oakland, CA 94612-2040 for the following purposes:

        1. To elect three directors to hold office until the 2007 Annual Meeting of Stockholders.

        2. To approve the Company’s 1999 Equity Incentive Plan and Milestone Equity Incentive Plan (the “Plans”), as amended to increase the aggregate number of shares authorized for issuance under the Plans by 850,000 shares.

        3. To approve the aggregate number of shares reserved under all of the Company’s equity incentive and purchase plans in order to comply with California securities laws relating to the aggregate number of shares reserved for issuance under those plans.

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 13, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors /s/ Linda L. Carloni LINDA L. CARLONI Vice President, General Counsel and Secretary

Oakland, California
April 30, 2004

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2.

SCIENTIFIC LEARNING CORPORATION
300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612-2040

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 7, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Scientific Learning Corporation (sometimes referred to as the “Company” or “Scientific Learning”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 13, 2004 will be entitled to vote at the annual meeting. On this record date, there were 16,159,747 shares of common stock outstanding and entitled to vote.

        Stockholder of Record: Shares Registered in Your Name

        If on April 13, 2004, your shares were registered directly in your name with Scientific Learning’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

        Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 13, 2004, your shares were not in your name, but rather held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

•	Election of three directors;

•	Approval of a proposed 850,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 1999 Equity Incentive Plan and Milestone Equity Incentive Plan.

•	Approval of the aggregate number of shares reserved under all of the Company’s equity incentive and purchase plans, which must be approved by the stockholders in order to comply with California securities laws relating to the aggregate number of shares reserved for issuance under those plans.

3.

How do I vote?

        You may either vote “For” all the nominees to the Board of Directors or you may withhold your vote from any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

      Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

        Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Scientific Learning. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, if your broker or bank offers this, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 13, 2004.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director and “For” the other two proposals. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy. If you are not a stockholder of record, you should follow the instructions of your broker or bank. If you are a stockholder of record, you may revoke your proxy at any time before the final vote at the meeting in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

4.

•	You may send a written notice that you are revoking your proxy to Scientific Learning’s Secretary at 300 Frank H. Ogawa Plaza, Suite 600, Oakland, CA 94612-2040.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

        To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2004, to Scientific Learning’s Secretary at 300 Frank H. Ogawa Plaza, Suite 600, Oakland, CA 94612-2040. If you wish to submit a proposal that is not to be included in next year’s proxy materials or to nominate a director, you must do so between February 7 and March 9, 2005. If you wish to suggest a candidate to be nominated by the Board of Directors at next year’s annual meeting, you must contact the Board’s Nominating and Corporate Governance Committee no later than December 7, 2004. You are also advised to review the Company’s Bylaws and the Board’s Director Nominations process, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except Proposal 3. For Proposal 3, broker non-votes will have the same effect as “Against” votes.

        If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. We believe that Proposal 1 will be considered a discretionary item and that Proposals 2 and 3 will be considered nondiscretionary items.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2 (to increase the number of shares under the Company’s 1999 Equity Incentive and Milestone Equity Incentive Plans) must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3 (to approve the aggregate number of shares reserved under all the Company’s equity plans) must receive a “For” vote from two-thirds (2/3) of the outstanding shares entitled to vote at the meeting. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 16,159,747 outstanding and entitled to vote.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted for you) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

5.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

6.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

        The Board is presently composed of eight members. There are three directors in the class whose term of office expires in 2004. Of the nominees for election to this class, all are currently directors of the Company. Dr. Martin was previously elected by the stockholders. Mr. Blanchard was recommended for election to the Company’s Board by Mr. Holstrom, a non-management director of the Company. Mr. Bowen is the Company’s Chairman and Chief Executive Officer. If elected at the Annual Meeting, each of the nominees will serve until the 2007 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. The Company’s policy is to invite all directors to attend the Annual Meetings of the Company’s stockholders, but their attendance is not required. Mr. Bowen and Dr. Tallal attended the 2003 Annual Meeting. Historically, few if any stockholders other than employees have attended the Annual Meeting in person.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting, with ages shown as of March 31, 2004.

NOMINEES FOR ELECTION FOR A 3-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

Robert C. Bowen

        Robert C. Bowen, age 62, joined us as Chairman and Chief Executive Officer in June 2002. From 1989 to 2001, he served as a senior executive and officer of National Computer Systems. His last assignment there, from 1995 to 2001, was as President of NCS Education, a leading provider of enterprise software for K-12 school districts. NCS was acquired by Pearson, PLC in 2000. After retiring from NCS in 2001, Mr. Bowen consulted for various businesses in education until joining us. Previously, Mr. Bowen held senior executive positions with other leading education and publishing companies, including 17 years with McGraw-Hill. Early in his career, Mr. Bowen was a high school math teacher, a coach, and a school district administrator. Mr. Bowen received his bachelor’s and master’s degrees from the University of Tennessee, Chattanooga.

Joseph B. Martin, MD, PhD

        Joseph B. Martin, age 65, became a member of our Board of Directors in July 2000. He has served as the Dean of the Faculty of Medicine and Caroline Shields Walker Professor of Neurobiology and Clinical Neuroscience at Harvard Medical School since 1997. From 1993 to 1997, Dr. Martin was the Chancellor of the University of California, San Francisco (“UCSF”). Since 1997, he has served as trustee of the Massachusetts Biomedical Research Corporation. Dr. Martin is a member of the Institute of Medicine of the National Academy of Sciences. Dr. Martin also serves as a director of Cytyc Corporation and Baxter International Inc. He holds a BS from Eastern Mennonite College, an MD from the University of Alberta and a PhD in Anatomy from the University of Rochester.

Edward Vermont Blanchard, Jr.

        Edward Vermont Blanchard, Jr., age 52, joined us as a director in November 2002. Mr. Blanchard worked in investment banking for Merrill Lynch & Co. from 1986 through 1999, from 1990 through 1999 as a Managing Director. His principal assignment from 1995 through 1999 was as senior mergers and acquisitions banker advising Merrill Lynch on its own potential strategic acquisitions, divestitures and opportunities. After leaving Merrill Lynch, during 1999 and 2000, Mr. Blanchard served as Executive Vice President – Strategy & Acquisitions for Bankrate Inc., which provides an on-line service for comparing rate information from providers of financial services. During 2000 and 2001, Mr. Blanchard served as Director, Strategic Finance for IntelliTax, a web-based income tax preparation services company. Currently, Mr. Blanchard serves as a director of VidiSolutions, Inc., a New York-area early-stage software technology company.  Mr. Blanchard is a trustee of The Chapin School, Ltd. and a trustee of the American Folk Art Museum. Mr. Blanchard holds a BA from Harvard College and an MBA from the University of North Carolina at Chapel Hill.

7.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

        Dr. Michael M. Merzenich, age 61, is one of our founders. He has been a director since inception and served as our Chief Scientific Officer from November 1996 to January 2003. From January 1996 to November 1996, Dr. Merzenich served as the Chief Executive Officer and President of the Company. During 1997, Dr. Merzenich worked full-time with the Company during a sabbatical from his faculty position at UCSF. In January 1998, Dr. Merzenich returned to his faculty position at UCSF. Since 1971, Dr. Merzenich has been a member of the faculty, and since 1980 a full professor, in Neuroscience, Physiology, Biomedical Engineering and Otolaryngology at UCSF. He is currently the Francis A. Sooy Professor of Otolaryngology at UCSF. Dr. Merzenich has more than 25 years of experience in managing large, multidisciplinary brain science/behavior/engineering research projects, many of which have led to commercial products and numerous publications and awards. In May 1999, Dr. Merzenich was elected a member of the National Academy of Sciences for distinguished and continuing achievements in original research. Dr. Merzenich holds a BS in General Science from the University of Portland and a PhD in Physiology from The Johns Hopkins University, with additional training from the University of Wisconsin.

        Rodman W. Moorhead III, age 60, has been a director since June 1998. Mr. Moorhead has been employed since 1973 by Warburg Pincus, a global private equity firm (or its predecessors), where he currently serves as Managing Director and Senior Advisor. Mr. Moorhead was nominated to our Board in accordance with rights held by Warburg Pincus Ventures (“Ventures”), relating to an equity agreement. As long as Ventures owns a requisite percentage of outstanding shares of common stock, the Board must nominate Mr. Moorhead, or another individual designated by Ventures and reasonably acceptable to the Board, and use its best efforts to cause Mr. Moorhead or such other individual to be elected to the Board. See “Certain Transactions.” Mr. Moorhead is a director of Chancellor Beacon Academies, Inc., Coventry Health Care, Inc., ElderTrust, 4GL School Solutions and Transkaryotic Therapies, Inc. He is a trustee of The Taft School and a member of the Overseers’ Committee on University Resources at Harvard College. Mr. Moorhead holds an AB in Economics from Harvard College and an MBA from Harvard Business School.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

        Ajit M. Dalvi, age 61, has been a director since July 2000. He is a former senior media executive and recognized cable industry expert in business, marketing and branding strategy. Mr. Dalvi is currently a consultant for several media companies including Cox Communications, Inc. He joined Cox Communications in 1982 as its first Marketing Director. He served for 17 years on Cox’s senior management team and retired as the Senior Vice President for Strategy and Programming in June 1999. Mr. Dalvi holds a BA from the University of Bombay and an MBA from the Indian Institute of Management.

        Carleton A. Holstrom, age 68, is one of our founders and has been a director since February 1996. From February 1996 to January 1997, Mr. Holstrom also served as our Chief Financial Officer. Mr. Holstrom retired in 1987 as Senior Vice President-Finance of The Bear Stearns Companies. He is a director of Custodial Trust Company, a trustee of Pitcairn Funds, and a trustee, overseer or director of a number of non-profit organizations. Mr. Holstrom has served as a member of the Board of Trustees and Board of Governors of Rutgers, the State University of New Jersey, including as chairman and vice-chairman of both. He is currently a member of the Board of Overseers of the College of Letters and Science at the University of Wisconsin-Madison. Mr. Holstrom holds a BS in Economics from University of Wisconsin-Madison and an MA in Economics from Rutgers.

        Dr. Paula A. Tallal, age 56, is one of our founders. She has served as a director since inception. She also served as our Executive Vice President from January 1996 until December 2000 and as Chairman of the Board of Directors from January 1996 until November 2000. During 1997, Dr. Tallal worked full-time with us during a sabbatical from her faculty position at Rutgers. In January 1998, Dr. Tallal returned to her faculty position at Rutgers, but continues to consult with us pursuant to a consulting agreement. Since 1988, Dr. Tallal has served as co-director of the Center for Molecular and Behavioral Neuroscience at Rutgers. In 2001, Dr. Tallal was named a Board of Governors Professor in Neuroscience by Rutgers University. Dr. Tallal is an active participant in many scientific advisory boards and governmental committees for both developmental language disorders and learning disabilities. Dr. Tallal has over 25 years experience managing multi-site, multi-disciplinary federally funded contracts and grants that have resulted in over 150 publications, as well as national and international honors. Dr. Tallal holds a BA in Art History from New York University and a PhD in Experimental Psychology from Cambridge University with additional training from The Johns Hopkins University.

8.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. After review of all relevant transactions and relationships between each director, or certain of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that Mr. Blanchard, Mr. Dalvi, Mr. Holstrom, Dr. Martin, and Mr. Moorhead are independent directors within the meaning of the applicable Nasdaq listing standards.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met six times during the last fiscal year. All directors except Dr. Martin attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

        Our Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science and Research Committee. The following table provides membership and meeting information for 2003 for each of the Board committees:

			Nominating and	Science and
	Audit	Compensation	Corporate Governance	Research
Director	Committee	Committee	Committee	Committee

Robert C. Bowen			Ex-officio

Edward Vermont Blanchard, Jr	Chair(1)

Ajit Dalvi	Member			Member

Carleton A. Holstrom	Member(1)	Member	Member

Joseph B. Martin, MD, PhD				Chair

Michael M. Merzenich, PhD				Member

Rodman W. Moorhead III		Chair	Chair

Paula A. Tallal, PhD			Member	Member

Total meetings in 2003	9	4	2	2

(1)	Mr. Blanchard was selected as Chair of the Audit Committee in January 2004. Mr. Holstrom was Chair of the Audit Committee throughout 2003.

        Below is a description of each committee of the Board of Directors. The charter of each committee can be found at our corporate website, on the World Wide Web, at scientificlearning.com/corporategovernance.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; confers with management and the independent auditors regarding the scope and quality of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. The Board has adopted a written Amended and Restated Audit Committee Charter, a copy of which is attached as Appendix 1 to these proxy materials.

9.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has determined that Mr. Blanchard and Mr. Holstrom each qualifies as an “audit committee financial expert,” as defined in applicable SEC rules, based on a qualitative assessment of their knowledge and experience.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors oversees the Company’s compensation policies, plans and programs. The Compensation Committee reviews and approves the Company’s overall compensation strategy, including corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; considers the recommendation of the Company’s Chief Executive Officer and makes all determinations with respect to the compensation and other terms of employment of the other executive officers; makes recommendations to the full Board with respect to compensation of the members of the Board of Directors; and administers the Company’s stock option and purchase plans and other similar programs. The Committee also has a One Person Stock Option Committee, which is composed of Mr. Bowen and may award stock options to employees who are not officers, subject to numerical limits and other parameters established by the Compensation Committee from time to time. The Board of Directors has determined that all members of the Company’s Compensation Committee are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee of the Board of Directors oversees the director nomination process and the Company’s corporate governance functions. The Committee has the primary responsibility for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board. The Committee recommends to the Board candidates for election to the Board of Directors, makes recommendations to the Board regarding the membership of the committees of the Board, and assesses the independence of directors. The Board has determined that Mr. Holstrom and Mr. Moorhead are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards; Dr. Tallal is not independent. Mr. Bowen serves on the Committee in an advisory, non-voting capacity.

        The Board has established guidelines for evaluating nominees for director. The qualifications that the Board seeks include: the highest standards of personal and professional ethics and integrity; demonstrated excellence and leadership in the candidate’s field of endeavor; commitment to, and experience and expertise in, strategic and independent thinking; and a demonstrated ability to ask critical questions and to exercise sound business judgment. The Board seeks to include a diverse spectrum of expertise and experience, with each director bringing to the Board experience or knowledge in one or more fields that contributes to the effectiveness of the Board. The Board also considers the candidate’s commitment to staunchly representing the long-term interests of the Company’s stockholders, as well as the candidate’s willingness and ability to devote sufficient time to carrying out his or her duties and responsibilities and to serve on the Board for at least five years. The Board may modify these guidelines from time to time and will consider other factors as appropriate.

        The Nominating and Corporate Governance Committee will seek nominees through a variety of sources, including suggestions by directors and management, business contacts of Committee members and other directors, and such other sources as the Committee believes appropriate. The Committee may also retain a search firm if the Committee believes that to be appropriate. The Committee will consider the general guidelines summarized above, the current composition of the Board, which areas of qualification and expertise would best enhance the composition of the Board, the experience, expertise and other qualifications of candidates, the number of other commitments of candidates, whether the candidate would qualify as independent under applicable rules, and such other considerations as the Committee believes to be appropriate. The Committee has the flexibility to determine the most appropriate interviewing and referencing process. The Committee recommends nominees to the independent members of the Board. A majority of the independent members of the Board select the nominees. These nominations are then submitted for ratification by the full Board.

10.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. To date, the Committee has not received any director nominee from stockholders, other than from stockholders who are directors. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. The Committee will also evaluate whether candidates suggested by stockholders are identified with any particular issue to such an extent that their ability to effectively represent all of the stockholders on a broad variety of issues might be compromised. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Secretary at the Company’s principal executive office at least six months before the next annual meeting. Submissions must include the candidate’s name, contact information and biographical information; a description of any relationships between the stockholder making the suggestion and the candidate; any information that would be required to be disclosed about the candidate in the proxy statement if the candidate is nominated by the Board; the candidate’s consent to a background review by the Committee and to being included in the proxy statement if nominated; and the name and contact information of the stockholders suggesting the nominee, and the number of shares of the Company’s stock held by those stockholders.

SCIENCE AND RESEARCH COMMITTEE

        The Science and Research Committee of the Board provides guidance and oversight with respect to the scientific and research activities of the Company and reviews and approves the Company’s strategy and policy on scientific and research matters. The Committee reviews the Company’s research plans, ongoing research projects, interactions with academic and independent research organizations, research resources, and presentation of the results of research. The Committee also provides input on emerging science that may impact the Company’s products and market and reviews the Company’s policies on research matters, including policies relating to ethics, research misconduct, and human subjects.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any director. This information is available on the Company’s website on the World Wide Web at scientificlearning.com/corporategovernance.

CODE OF ETHICS

        The Company has adopted the Scientific Learning Corporation Policies on Business Ethics, which apply to all officers, directors and employees. The policies are available on our website at the address stated above. If the Company makes any substantive amendments to these Policies or grants any waiver from the Policies to any executive officer or director, the Company may disclose the nature of the amendment or waiver on its website.

11.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        This Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal and disclosure controls. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003 with management. In addition, the Audit Committee discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

        The Audit Committee has also received and reviewed the written disclosure letter from Ernst & Young LLP regarding the auditors’ independence, as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed the independence of Ernst & Young LLP with them.

        Based upon this review and discussion, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        From the members of the Audit Committee of Scientific Learning Corporation.

Edward Vermont Blanchard, Jr., Chair Ajit M. Dalvi Carleton A. Holstrom

12.

PROPOSAL 2

APPROVAL OF 1999 EQUITY INCENTIVE PLAN AND
MILESTONE EQUITY INCENTIVE PLAN, AS AMENDED

        In May 1999, the Board adopted, and the stockholders subsequently approved, the Company’s 1999 Equity Incentive Plan (the “Incentive Plan”), which is an amended, restated and retitled version of the Company’s 1996 Equity Incentive Plan. In February 2003, the Board adopted, and the stockholders subsequently approved, the Company’s Milestone Equity Incentive Plan (the “Milestone Plan”). The Incentive Plan and the Milestone Plan (collectively, the “Plans”) share a pool of shares. If shares are issued under the Incentive Plan, they are no longer available for issuance under the Milestone Plan. Likewise, if shares are issued under the Milestone Plan, they are no longer available for issuance under the Incentive Plan. As a result of a series of amendments, as of March 1, 2004, there were 4,642,666 shares of Common Stock reserved for issuance under the Plans, not including shares submitted to stockholder approval in this Proposal 2.

        As of March 1, 2004, awards (net of canceled or expired awards) covering an aggregate of 4,305,881 shares of the Company’s Common Stock had been granted under the Incentive Plan. No awards had been granted under the Milestone Plan. As a result, shares of Common Stock equaling only 336,875 (plus any shares that might in the future be returned to the Plans as a result of cancellations or expiration of awards) remained available for future grant under the Plans.

        In January 2004, the Board amended the Plans, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance by 850,000 shares from 4,642,666 shares to a total of 5,492,666 shares. The Board adopted this amendment in order to ensure that the Company could continue to grant stock options at levels determined appropriate by the Board to attract and retain the services of key employees. Stockholders are requested in this Proposal 2 to approve the Plans, as amended.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

THE ESSENTIAL FEATURES OF THE PLANS, AS AMENDED, ARE OUTLINED BELOW:

GENERAL

        The Plans provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the Plans are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, the Company has granted stock options and stock bonuses under the Incentive Plan. No awards have been granted under the Milestone Plan. On March 31, 2004, the closing price of the Company’s Common Stock as reported on the Nasdaq SmallCap Market was $6.14 per share.

PURPOSE

        The Board adopted the Incentive Plan so that the Company and its affiliates may retain the services of employees, directors and consultants, secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 130 employees of the Company, as well as its directors and consultants and those of its affiliates, are eligible to participate in the Incentive Plan.

        The Milestone Plan is intended to allow the Company greater flexibility in granting options with milestone vesting or other vesting arrangements than under the Incentive Plan. Due to changes in the Incentive Plan required by applicable California securities laws, options granted under the Incentive Plan must vest at a rate of at least 20% per year. Because this minimum vesting requirement is not included in the Milestone Plan, the Milestone Plan was not included in the permit obtained by the Company in order to comply with applicable California securities laws (as discussed in Proposal 3). Accordingly, the Company intends to rely on alternative exemptions provided by California securities laws (including under Section 25102(f) of the California Corporations Code) for awards granted under the Milestone Plan, which exemptions typically are available only for awards granted to senior employees. The Company estimates that approximately 35 of the employees, directors and consultants of the Company and its affiliates are eligible to participate in the Milestone Plan.

13.

ADMINISTRATION

        The Board has delegated administration of the Plans to the Compensation Committee of the Board. Except as described below and subject to the provisions of the Plans, the Compensation Committee has the power to construe and interpret the Plans and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. A single-person non-officer stock option committee, composed of Mr. Bowen, the Company’s Chief Executive Officer, is authorized to administer the issuance of stock options under the Incentive Plan to non-senior executive employees, subject to parameters established by the Compensation Committee. As used herein with respect to the Plans, the “Board” refers to any committee the Board appoints as well as to the Board itself.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the Compensation Committee must be “outside directors.” The Plans provide that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from Compensation Committee directors who are (i) current employees of the Company or an affiliate; (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under tax-qualified pension plan); (iii) current and former officers of the Company or an affiliate; (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director); and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

STOCK SUBJECT TO THE PLANS

        Subject to stockholder approval of this Proposal, 5,492,666 shares of Common Stock are reserved for issuance under the Plans. If awards granted under the Plans expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Plans.

ELIGIBILITY

        Incentive stock options and related stock appreciation rights may be granted under the Plans only to employees of the Company and its affiliates. Employees, directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Plans. Eligibility under the Milestone Plan is subject to additional limitations as described under “Purpose” above.

        No incentive stock option or nonstatutory stock option may be granted under the Plans to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

        No employee may be granted during any calendar year options and stock appreciation rights exercisable for more than 1,400,000 shares of Common Stock under the Incentive Plan or more than 1,000,000 shares of Common Stock under the Milestone Plan (the “Section 162(m) Limitation”).

14.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options granted under the Plans. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. Under the Incentive Plan, the exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above) may not be less than 110% of such fair market value. Under the Milestone Plan, the exercise price of nonstatutory options may be set by the Board. If options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information.”

        The exercise price of options granted under the Plans must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

        Option Exercise. Options granted under the Plans may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding employee options under the Incentive Plan generally vest at the rate of 1/48th per month during the participant’s employment by the Company or an affiliate (collectively, “service”). Different vesting schedules, including fully vested options, are frequently used for consultants and have been used from time to time for employees. Shares covered by options granted in the future under the Plans may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be vested or exercised. In addition, options granted under the Plans may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

        Term. The maximum term of options under the Plans is 10 years, except that in certain cases (see “Eligibility”) the maximum term may be five years. Options under the Plans generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s permanent and total disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

15.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

        Payment. The Board determines the purchase price under a restricted stock purchase agreement, subject to the general limitation that the price be not less than 85% of the fair market value of the stock. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Plans must be paid at the time of purchase either in cash at or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board. The Board may award stock bonuses in consideration of past services without a purchase payment.

        Vesting. Shares of stock sold or awarded under the Plans may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board.

        Restrictions on Transfer. Rights under a stock bonus or restricted stock purchase agreement generally may not be transferred.

STOCK APPRECIATION RIGHTS

        The Plans authorize three types of stock appreciation rights.

        Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

        Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

        Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation right. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

RESTRICTIONS ON TRANSFER

        The participant may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The participant may not transfer nonstatutory stock options other than by will or by the laws of descent and distribution, or if the option agreement so provides. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Stock appreciation rights are generally not transferable.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may result in a change in the class and number of shares of Common Stock subject to the Plans and outstanding awards. In that event, the Plans will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Plans and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

16.

EFFECT OF CERTAIN CORPORATE EVENTS

        The Plans provide that, in the event of a dissolution, liquidation, sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization (each, a “change in control”), any surviving corporation will be required to either assume awards outstanding under the Plans or substitute similar awards for those outstanding under the Plans. If any surviving corporation declines to assume outstanding awards or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated and the awards will terminate if the participants do not exercise them before the change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Plans without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on May 17, 2009 and the Milestone Plan on February 25, 2013.

        The Board may also amend the Plans at any time or from time to time; however, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plans to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Plans in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Plans for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

        Incentive Stock Options. Incentive stock options under the Plans are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option; however, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss equal to the difference between the sales price and the exercise price of the stock.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain upon the disqualifying disposition will be a capital gain, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options, Restricted Stock Purchase Awards And Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Plans generally have the following federal income tax consequences:

17.

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to participants who acquire stock subject to repurchase options who are subject to Section 16(b) of the Exchange Act.

        Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

        Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

18.

STOCK AWARDS UNDER THE PLANS TO SPECIFIED PERSONS AND GROUPS

        The following table shows, as of March 1, 2004, the number of shares subject to stock options granted to specified persons and groups under the Incentive Plan since its inception. No awards have been granted under the Milestone Plan.

No. of Shares subject to Stock
Options granted under the
Name of Person or Group	Incentive Plan

Robert C. Bowen	1,350,000
Chairman of the Board and Chief Executive Officer

Glenn G. Chapin	115,000
Vice President, Education Sales

Jane A. Freeman	220,000
Sr. Vice President, Chief Financial Officer and
Treasurer

Linda L. Carloni	117,500
Vice President, General Counsel and Secretary

Steven L. Miller	319,416
Sr. Vice President, Research and Outcomes

All current executive officers as a group	2,405,416

All current directors who are not executive officers	33,332
as a group

All employees other than executive officers, as a	840,833
group (net of cancellations to terminated employees,
and excluding non-cancelled options for 854,226 shares
to former executive officers)

        In addition, certain of our non-employee directors have received shares under the Incentive Plan in payment of their annual compensation, in the following amounts: Dr. Martin, a nominee for director, 8,630 shares; Mr. Blanchard, a nominee for director, 7,480 shares; and all current directors who are not executive officers as a group, 23,250 shares.

19.

PROPOSAL 3

APPROVAL OF AGGREGATE NUMBER OF SHARES RESERVED UNDER PLANS

        Because the Company’s securities are not presently listed on the Nasdaq National Market, issuances of securities by the Company are not currently exempt from applicable state securities laws. In 2003, the Company applied for and received permits from the state of California for the Incentive Plan and certain of its other employee and director equity plans (the “California Permits”) in order to comply with applicable California securities regulations. If the Company continues to be subject to the permit requirement, the Company intends to again apply for a permit with respect to the increase in the number of shares under the Incentive Plan that is submitted for approval by the stockholders in Proposal 2.

        In connection with obtaining the California Permits, the Company has been required to comply with §260.140.45 of Title 10 of the California Code of Regulations, which states in part that the number of securities issuable upon exercise of all outstanding options, plus the number of securities called for under any bonus or similar plan or agreement, plus certain outstanding warrants shall not exceed 30% of the then-outstanding securities of the Company on an as-if-converted basis (“the Percentage Limitation”) unless a higher percentage limitation is approved by the holders of at least two-thirds of the outstanding securities entitled to vote.

        In addition to the Incentive Plan and the Milestone Plan, the Company also has adopted three other equity incentive plans, the 1999 Employee Stock Purchase Plan (the “Purchase Plan”), the 1999 Non-Employee Director Stock Option Plan (the “Directors’ Plan”), and the 2002 CEO Stock Option Plan (the “CEO Plan”). The following table shows, as of March 1, 2004, subject to stockholder approval as applicable, (i) the total number of shares reserved for issuance pursuant to the Incentive Plan, Purchase Plan, Directors’ Plan, Milestone Plan and CEO Plan (collectively, the “Equity Plans”) (less options exercised under the Plans and shares purchased under the Purchase Plan), and (ii) the number of shares issuable upon exercise of certain outstanding warrants, which under the applicable rules must be included in the Percentage Limitation calculation. The “Adjusted Total” figure equates to approximately 39% of the Company’s outstanding securities as of March 1, 2004.

Name of Plan	Shares Reserved

Incentive and Milestone Plans (1)	5,492,666

(Less options exercised and stock bonus	(1,149,705)
shares issued under the Incentive Plan)

Purchase Plan	700,000

(Less shares purchased under the Purchase Plan)	(395,857)

Directors’ Plan	150,000

CEO Plan	470,588

(Less options exercised under the CEO Plan)	(423,190)

Subtotal:	4,844,772

Outstanding Warrants (2)	1,375,000

Adjusted Total:	6,219,502

(1)	As discussed in greater detail in Proposal 2, shares available for issuance under the Incentive Plan and the Milestone Plan are part of a single pool. Shares available for issuance under either Plan are subject to an offset for any shares underlying outstanding grants under the other Plan.

(2)	Pursuant to §260.140.45 of Title 10 of the California Code of Regulations, certain outstanding warrants are counted towards the 30% Percentage Limitation. For a description of the terms applicable to these warrants, which are held by Warburg, Pincus Ventures, our major stockholder, see “Certain Transactions.”

        At the 2003 Annual Meeting, the stockholders approved an aggregate of 5,783,862 shares reserved under the Equity Plans and an increase in the Percentage Limitation to 37%. At the 2004 Annual Meeting, the Company is seeking approval of the increased aggregate number of shares reserved under the Equity Plans, which results from the increase in the shares authorized under the Incentive and Milestone Plans described in Proposal 2. This increased number of shares results in the need to increase the Percentage Limitation to 39%, which the Company believes will provide the Board with the flexibility it requires to provide the proper incentives to its employees, directors and consultants.

20.

        Stockholders are requested in this Proposal 3 to approve (a) the increase in the aggregate number of shares authorized under all of the Company’s equity plans, which results from the increase in the shares authorized for the Incentive Plan and the Milestone Plan, as further described in Proposal 2, and (b) the resulting increase in the Percentage Limitation to 39%. If this Proposal 3 is not approved and the Company remains subject to California permit requirements, then the Company will be unable to grant options under the Incentive Plan for the increased number of shares thereunder using the qualification created by a California permit. The Company will only be able to grant options for the increased number of shares under exemptions from the California securities laws, which are limited and generally may be used only in connection with grants made to more senior employees. If the Company becomes relisted on the Nasdaq National Market and becomes exempt from the California permit requirement, then the Company will be able to continue to issue options to a broad group of employees that may exceed the Percentage Limitation, whether or not Proposal 3 is approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

        The 1999 Employee Stock Purchase Plan (the “Purchase Plan”) provides a means by which employees can purchase the Company’s Common Stock through payroll deductions. Substantially all of the Company’s employees are eligible to participate. At March 1, 2004, 395,587 shares had been purchased under the Purchase Plan and 304,413 shares remained available for future grant. The Purchase Plan is implemented by offerings of rights. The maximum length for an offering under the Purchase Plan is 27 months. As implemented by the Company, each offering is typically one year in duration and is divided into two “purchase periods” of six months in duration. The purchase price at which shares are sold under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on any purchase date. Participants are taxed on amounts withheld for the purchase of shares, and recognize no taxable income until the shares’ disposition. If Purchase Plan stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is purchased, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price will be treated as ordinary income. If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. If the stock is disposed of for less than fair market value, the same amount of ordinary income is attributed to the participant and a capital loss is recognized in an amount equal to the difference between the sales price and the fair market value on the exercise date. In any case, any further gain or loss will be taxed as a capital gain or loss. There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

        The 1999 Non-Employee Director Stock Option Plan (the “Directors’ Plan”) provides for automatic stock option grants to each director of the Company who is not an employee of the Company or any affiliate, or a holder or representative of the holder of 10% or more of the Company’s capital stock. As of March 1, 2004, there were 150,000 shares of Common Stock reserved for issuance under the Directors’ Plan. Upon first being elected or appointed to the Board, a new member of the Board who is a non-employee director is granted an option to purchase 5,000 shares of the Company’s Common Stock. On each anniversary of the Company’s initial public offering, each eligible non-employee director is granted an option to purchase 5,000 shares of the Company’s Common Stock. Each option under the Directors’ Plan has an exercise price of 100% of the fair market value of the stock on the date of the grant, has a term of five years and is fully vested and exercisable at the time of grant. The exercise price of options granted under the Directors’ Plan must be paid (i) in cash at the time the option is exercised; (ii) by delivery of other Common Stock of the Company; and/or (iii) pursuant to a cashless exercise program. Options under the Directors’ Plan are nonstatutory stock options, with the same tax attributes as nonstatutory options granted under the Incentive Plan.

21.

        The 2002 CEO Stock Option Plan (the “CEO Plan”) was adopted principally to provide a means by which a newly-hired chief executive officer could be granted stock options or other stock awards. At March 1, 2004, 47,398 shares remain available for issuance under the CEO Plan, out of the total 470,588 shares of Common Stock originally reserved. The Company currently has no plans to grant additional awards under the CEO Plan. Were the Company to grant awards under the CEO Plan, approximately 35 of the Company’s current employees would be eligible, together with current or future consultants and any newly-hired employees, officers or directors. The CEO Plan provides for the grant of only nonstatutory stock options, stock bonuses and restricted stock purchase awards. The principal terms of the CEO Plan are similar to those of the Milestone Plan, with the following exceptions: the CEO Plan is presently administered by the Board, rather than by the Compensation Committee and the exercise price of options may not be less than 85% of fair market value.

        The tax consequences applicable to options granted under the Directors’ Plan and the CEO Plan are described in Proposal 2 above.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2003.

Number of securities
remaining available for
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans	3,045,027	$ 3.77	956,340
approved by security
holders (1)

(1)	All of the Company’s equity compensation plans have been approved by the stockholders.

(2)	This figure does not include the proposed 850,000 share reserve increase under the Incentive and Milestone Plans, which is the subject of Proposal 2. If the stockholders approve Proposal 2 and the share reserve increases were included in this figure, the number of securities remaining available for issuance under equity compensation plans would increase to 1,806,340.

22.

INDEPENDENT AUDITORS

        Ernst & Young LLP has audited the Company’s financial statements since its inception in 1996. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2002 by Ernst & Young. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended

	2003	2002

Audit Fees (annual audit, reviews of quarterly financial
statements, reviews of SEC filings)	$140,000	$126,000

Audit-related Fees (accounting consultations, internal controls and
compliance with accounting and reporting standards)	19,000	24,000

Tax Fees (preparation of federal, state and local returns,
consultations with respect to tax planning and compliance issues)	29,000	30,000

All Other Fees	0	0

Total Fees	$188,000	$180,000

        All fees described above were approved by the Audit Committee prior to engagement of the auditor to perform the service. None of the services provided above were pre-approved pursuant to the “de minimis exception” to the requirements of pre-approval for permitted non-audit services, set forth in Rule 2-01 of SEC Regulation S-X.

Pre-Approval Policies and Procedures

        The Audit Committee pre-approves the audit and non-audit services rendered by Ernst & Young. Generally, the Committee pre-approves particular services in the defined categories of audit services, audit-related services, tax services and other non-audit services, specifying the maximum fee payable with respect to that service. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but as of March 1, 2004, has not been so delegated.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the auditor’s independence.

23.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 1, 2004 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table below (“Named Executive Officer”); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Shares Beneficially Owned (1)

Beneficial Owner	Number	Percent

Warburg, Pincus Ventures, LP (2)	9,036,638	51.5%
466 Lexington Avenue
New York, NY 10017
Robert C. Bowen (3)	776,540	4.7
Edward Vermont Blanchard, Jr. (4)	158,480	1.0
Ajit M. Dalvi (5)	25,000	*
Carleton A. Holstrom (6)	303,771	1.9
Dr. Joseph B. Martin (7)	35,630	*
Dr. Michael M. Merzenich (8)	562,615	3.5
Rodman W. Moorhead III (2)(9)	9,036,638	51.5
Dr. Paula A. Tallal (10)	592,356	3.7
Glenn G. Chapin (11)	80,535	*
Jane A. Freeman (12)	144,951	*
Linda L. Carloni (13)	80,309	*
Dr. Steven L. Miller (14)	392,518	2.4

All directors and executive officers as a group	12,630,370	68.9%
(16 persons) (15)

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,154,988 shares outstanding on March 1, 2004, adjusted as required by rules promulgated by the SEC.

(2)	Includes 7,661,638 shares owned and 1,375,000 shares issuable upon the exercise of immediately exercisable warrants issued in March 2001. The stockholder is Warburg, Pincus Ventures, L.P. (“WPV”). Warburg Pincus & Co. (“WP”) is the sole general partner of WPV. WPV is managed by Warburg Pincus LLC (“WP LLC”). Mr. Moorhead, a director of the Company, is a managing director and member of WP LLC and a general partner of WP. Mr. Moorhead may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by WPV.

(3)	Includes 457,790 shares owned by Mr. Bowen and 318,750 shares subject to stock options that are or will be exercisable by April 29, 2004.

(4)	Includes 130,480 shares held by Mr. Blanchard, 3,000 shares held by his children and 15,000 shares held by the Edward V. Blanchard Insurance Trust UAD 12/20/93, of which Mr. Blanchard’s children are beneficiaries. Also includes 10,000 shares subject to exercisable stock options.

(5)	Includes 25,000 shares subject to exercisable stock options.

(6)	Includes 109,456 shares held directly by Mr. Holstrom and 154,315 shares held by the Holstrom Family Partnership. Also includes 15,000 shares held by the Edward V. Blanchard Insurance Trust UAD 12/20/93, of which Mr. Holstrom is a trustee. Mr. Holstrom disclaims beneficial ownership of the securities held in this trust. Includes 25,000 shares subject to exercisable stock options.

(7)	Includes 10,630 shares owned by Dr. Martin and 25,000 shares subject to exercisable stock options.

24.

(8)	Includes 27,954 shares held in joint account by Dr. Merzenich and his spouse, 111,313 shares held by the Merzenich Charitable Remainder Trust, 418,348 shares held by the Merzenich Family Trust and 5,000 shares subject to exercisable stock options.

(9)	All shares indicated as owned by Mr. Moorhead are included because of his affiliation with the Warburg Pincus entities. Mr. Moorhead disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. See Note 2 above.

(10)	Includes 454,023 shares held directly by Dr. Tallal, 133,333 shares held by the Colleen Osburn Trust, for which Dr. Tallal serves as trustee, and 5,000 shares subject to exercisable stock options. Dr. Tallal disclaims beneficial ownership of the shares held by the trust within the meaning of Rule 13d-3 under the Exchange Act.

(11)	Includes 12,411 shares held by Mr. Chapin and 68,124 shares subject to stock options that are or will be exercisable as of April 29, 2004.

(12)	Includes 17,245 shares held by Ms. Freeman and 127,706 shares subject to exercisable stock options that are or will be exercisable as of April 29, 2004.

(13)	Includes 3,536 shares held by Ms. Carloni and 76,772 shares subject to stock options that are or will be exercisable as of April 29, 2004.

(14)	Includes 355,521 shares held by Dr. Miller, 323,120 shares of which have been pledged as collateral for a loan made by the Company to him. See “Certain Transactions” for a further description of this transaction. Also includes 1,600 shares held by Dr. Miller’s minor children and 35,397 shares subject to stock options that are or will be exercisable as of April 29, 2004.

(15)	Includes the information in notes (1) through (14), as applicable. Also includes for other executive officers included in the group: 308,511 shares held by such officers, 41,400 shares held in charitable remainder trusts, 620 shares held by an officer’s minor child, and 90,496 shares subject to stock options that are or will be exercisable by April 29, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one report, covering an option grant to Ms. Carloni on February 24, 2003, was filed five days late.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each non-employee director of the Company who is not a representative of a major stockholder receives annual compensation plus meeting fees. The annual compensation is $10,000 paid, at the individual director’s direction, either in cash or in shares of Common Stock of the Company issued pursuant to the Incentive Plan. The number of shares to be received is determined by dividing $10,000 by the fair market value of the Common Stock on the date of the award. Upon joining the Company, each director also receives a pro-rated portion of a year’s annual compensation. The meeting fees are $1000 for each regular Board meeting attended in person and $500 for each regular Board meeting attended by telephone, for each special Board meeting attended, and for each committee meeting attended. These meeting fees may be paid, at the individual director’s option, in cash or, starting in August 2003, in shares of common stock. If meeting fees are paid in stock, they are paid in July for the preceding August through July period, and the number of shares is determined by dividing the cash amount of the meeting fees by the average Common Stock price at the regular meeting dates over that period. In the fiscal year ended December 31, 2003, fees paid to directors totaled $48,500 and 17,000 shares of Common Stock. Members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In July 2003, our two founder directors became eligible for annual compensation, meeting fees, and the Directors’ Plan options described below.

25.

        Each non-employee director who is not a representative of a major stockholder of the Company also receives nonstatutory stock option grants under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Code. Option grants under the Directors’ Plan are non-discretionary. Each eligible director is automatically granted an option to purchase 5,000 shares upon each anniversary of our initial public offering during his or her service as a non-employee director. Any individual who becomes an eligible director is automatically granted an initial grant of 5,000 shares upon first being elected to the Board. No other options may be granted under the Directors’ Plan. All options granted under the Directors’ Plan are fully vested and exercisable when granted. The exercise price of options granted under the Directors’ Plan is equal to the fair market value of the common stock subject to the option on the date of the option grant. The term of options granted under the Directors’ Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will be assumed or an equivalent option will be substituted by the successor corporation or will terminate prior to the change of control if not assumed or substituted. The acceleration of purchase rights in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

        During the last fiscal year, on July 22, 2003, the Company granted options under the Directors’ Plan to directors Blanchard, Dalvi, Holstrom, Martin, Merzenich and Tallal for 5,000 shares each, at an exercise price per share of $4.20. The exercise price of each option was equal to the fair market value of such Common Stock as of the date of grant (calculated under the plan as the closing sales price reported for the day prior to the date of grant). As of March 1, 2004, no options had been exercised under the Directors’ Plan.

        In September 1996, we entered into consulting agreements with Dr. Merzenich and Dr. Tallal. These agreements were extended for an additional year on the same terms as were applicable in 2001, and expired on December 31, 2002. The amounts paid to Dr. Merzenich or Dr. Tallal under their consulting agreements did not exceed $35,000 each in 2002. Dr. Merzenich’s consulting for the Company stopped in January 2003, and he received minimal compensation for 2003. Dr. Tallal has continued consulting for the Company under a new agreement, and was paid $72,000 in consulting fees for 2003.

26.

EXECUTIVE OFFICERS

Summary Compensation Table

        The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and the Named Executive Officers:

	Annual Compensation (1)			Long-Term Compensation Awards

				Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options (2)(#)	($)

Robert L. Bowen (3)	2003	$275,000	$130,630	—
Chairman of the Board and	2002	158,477	80,000	1,773,190	—
Chief Executive Officer

Glenn G. Chapin (5)	2003	192,500	84,690	25,000
Vice President, Education	2002	170,000	93,870	20,000	—
Sales	2001	117,256	45,500	50,000	—

Jane A. Freeman (4)	2003	190,000	72,150	30,000
Senior Vice President, Chief	2002	190,000	37,671	30,000	—
Financial Officer and	2001	180,000	—	50,000	—
Treasurer

Linda L. Carloni	2003	180,000	57,380	25,000
Vice President, General	2002	180,000	35,689	7,500	—
Counsel and Secretary	2001	180,000	—	—	—

Steven L. Miller	2003	175,000	53,180	20,000
Sr. Vice President, Research	2002	175,000	33,910	7,500
And Outcomes	2001	175,000	—	—

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees and various perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any officer’s salary and bonus disclosed in this table.

(2)	Except certain options granted to Mr. Bowen, all option grants in this table were under the Incentive Plan and have a term of 10 years. The option grants listed in the table above for 2001 and 2003 vest as to 1/48th of the total shares on a monthly basis from the date of grant, except that with respect to recently-hired optionees, no shares vest until after the first year of employment, when 25% of the total option vests. The option grants listed in the table above for 2002 (other than to Mr. Bowen) vested 50% six months after grant and the other 50% in equal monthly installments over the next six months. The exercise price per share of each such option was equal to the fair market value of the common stock as determined by the board of directors on the date of grant. See “Employment Agreement” for a discussion of options granted to Mr. Bowen.

(3)	Mr. Bowen joined the Company in June 2002 to serve as the Company’s Chief Executive Officer and Chairman of the Board.

(4)	Ms. Freeman was promoted to Senior Vice President in January 2004.

(5)	Mr. Chapin joined the Company as Vice President in charge of sales to K-12 schools in April 2001.

27.

Stock Option Grants and Exercises

        The Company has granted options to its executive officers under its 1999 Equity Incentive Plan (the “Incentive Plan”) and under the 2002 CEO Plan (the “CEO Plan”). As of March 1, 2004, options to purchase a total of 3,156,176 shares were outstanding under the Incentive Plan and options to purchase 336,785 shares remained available for grant thereunder (not including the 850,000 shares presented for stockholder approval in Proposal 2). As of March 1, 2004, there were no options outstanding under the CEO Plan and options to purchase 47,398 shares remained available for grant thereunder. In the event of specified changes in control, all outstanding options under these plans either will be assumed or substituted for by any surviving entity. If the surviving entity determines not to assume or substitute for these awards, the vesting provisions of these stock awards will be accelerated and these stock awards will be terminated upon the change in control if not previously exercised. In the event of an acquisition of securities representing at least 50% of our combined voting power, the vesting of stock awards will be accelerated immediately upon the occurrence of this event. The acceleration of purchase rights in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

        The following tables show, for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)

	Individual Grants

	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year (2)

			Exercise Or Base Price ($/Sh) (3)

				Expiration Date
Name					5% ($)	10% ($)

Mr. Bowen	—	—	—	—	—	—

Mr. Chapin	25,000	5.92	$1.90	2/23/13	$29,872	$75,703

Ms. Freeman	30,000	7.11	$1.90	2/23/13	$35,847	$90,843

Ms. Carloni	25,000	5.92	$1.90	2/23/13	$29,872	$75,703

Dr. Miller	20,000	4.74	$1.90	2/23/13	$23,898	$60,562

(1)	The options described above were granted under our Incentive Plan and have a term of 10 years, subject to earlier termination upon termination of employment. For the vesting of such options, see note 2 to the Summary Compensation Table.

(2)	Based on an aggregate of 422,150 shares subject to options granted to our employees in 2003, including the Named Executive Officers.

(3)	The exercise price per share of the options was equal to the fair market value of the common stock on the date of grant, determined under the Incentive Plan.

(4)	The potential realizable value is based on the term of the option at its time of grant, in this case, ten years. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with SEC rules, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s common stock and no gain to the optionee is possible unless the stock price increases over the option term.

28.

        The following table sets forth for each of the Named Executive Officers the number of shares received upon exercise of options during 2003, the aggregate dollar value realized upon such exercise, and the number and value of securities underlying unexercised options held by such Named Executive Officer at December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
Name	Exercise (#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert C. Bowen	160,590	$179,620	287,500	1,062,500	$1,037,875	$3,835,625

Glenn G. Chapin	—	—	60,624	34,376	$137,269	$83,231

Jane A. Freeman	—	—	117,083	47,917	$212,500	$144,500

Linda L. Carloni	—	—	70,114	27,386	$41,645	$61,355

Steven L. Miller	—	—	30,936	21,564	$38,415	$49,085

(1)	Based on the difference between the exercise price and the fair market value of the common stock at close of market on December 31, 2003, which was $5.00.

(2)	In accordance with the rules of the SEC, the calculation is based on the difference between the exercise price and the fair market value of the common stock at exercise. Actual value realized, if any, is dependent on when the shares obtained on exercise of the option are sold.

Employment Agreements

        On May 31, 2002, the Company entered into an Executive Employment Agreement with Mr. Bowen (the “Bowen Agreement”) relating to his employment with the Company as its Chief Executive Officer. The key terms and conditions of this agreement are as follows:

        Salary. The Bowen Agreement provides for payment of an annualized base salary of $275,000 (the “Base Salary”), subject to standard payroll and withholding deductions.

        Bonus.The Bowen Agreement originally provided that for each of 2002 and 2003, assuming Mr. Bowen is acting as CEO at the end of the applicable year, Mr. Bowen was eligible for a bonus as follows: (i) 25% of the Base Salary for meeting minimum goals as established in writing by the Board; (ii) an additional 25% of the Base Salary for exceeding those goals by an amount defined by the Compensation Committee (“the Business Plan”); and (iii) up to an additional 50% of the Base Salary, with no minimum, as determined by the Board. The Bowen Agreement originally provided further that for 2004 and thereafter, Mr. Bowen would be eligible for a bonus as follows: (x) 50% of the Base Salary for meeting the Business Plan, (y) an additional 25% of the Base Salary for exceeding, by an amount defined by the Compensation Committee, the Business Plan; and (z) up to an additional 25% of the Base Salary, with no minimum, as determined by the Board. For 2003 and future years, the Board and Mr. Bowen have amended the Bowen agreement so that Mr. Bowen’s bonus will not be based on the Bowen Agreement, but will be determined under the Management Incentive Plan for the applicable year that also covers a broad group of the Company’s management.

        Equity Compensation. Pursuant to the Bowen Agreement, the following options were granted to Mr. Bowen on June 4, 2002: (i) a nonstatutory stock option under the Incentive Plan to purchase 750,000 shares of the Company’s Common Stock at $1.39 per share (the “Performance Option”). This option vests in full on June 4, 2008, subject to acceleration as to one-quarter of the shares if the Company’s stock trades for 10 consecutive market trading days above $7.50. This option vests as to an additional one-quarter of the shares if the Company’s stock trades for 10 consecutive market trading days above each of $10.00, $15.00 and $20.00; (ii) a nonstatutory stock option under the Incentive Plan to purchase 100,000 shares of the Company’s Common Stock at $1.39 per share, which was fully vested on the date of grant; (iii) a nonstatutory stock option under the CEO Plan to purchase 423,190 shares of the Company’s Common Stock at $1.1815 per share, which was fully vested on the date of grant; and (iv) a nonstatutory stock option under the Incentive Plan to purchase 500,000 shares of the Company’s Common Stock at $1.39 per share. One-quarter of the shares subject to this option vested on June 4, 2003 and the remaining shares vest monthly thereafter over the next 36 months.

29.

        Effect of a Change of Control. For purposes of the Bowen Agreement, a Change of Control is generally defined as (i) the approval of a plan of complete dissolution or liquidation, or (ii) subject to certain exclusions and limitations, any transaction as a result of which Warburg Pincus L.P., together with its affiliates, holds a smaller percentage of the outstanding voting power of the Company than any other investor. Upon a Change of Control, assuming Mr. Bowen’s employment with the Company has not earlier terminated, all shares underlying options granted to Mr. Bowen shall be exercisable in full, with the exception of unvested shares underlying the Performance Option; provided, however, that in connection with a Change of Control in which the consideration per share paid to holders of the Company’s Common Stock exceeds one or more of the vesting price targets, shares underlying the Performance Option will be exercisable as if such vesting price targets were met, without regard to the consecutive market trading day requirement. The acceleration of purchase rights in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

        Termination. If Mr. Bowen is terminated without cause (as defined in the Bowen Agreement) prior to May 31, 2008, Mr. Bowen shall receive severance benefits in the amount of the lesser of (i) two times Mr. Bowen’s annual base salary or (ii) the base salary Mr. Bowen would have earned had he continued his employment until May 31, 2008. If Mr. Bowen is terminated for cause (as defined in the Bowen Agreement), Mr. Bowen will be entitled to no severance benefits under the Bowen Agreement.

        Non-interference.While employed by the Company and for two years thereafter, Mr. Bowen agrees not to (i) solicit or otherwise cause any employee of the Company to terminate employment with the Company in order to become affiliated with a competitor of the Company or (ii) solicit the business of any customer of the Company that was, within a year of Mr. Bowen’s termination, listed on the Company’s customer list.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        This Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Compensation Committee is responsible for overseeing the Company’s overall compensation policies and programs on behalf of the Board. As part of its duties, the Compensation Committee is responsible for determining the compensation of the Company’s Chief Executive Officer and, after reviewing the CEO’s compensation recommendations for the Named Executive Officers, for determining the compensation for those Officers. As part of this process, the Compensation Committee, with input from other Board members, also evaluates the performance of the Company’s Chief Executive Officer and reviews the CEO’s evaluation of the Named Executive Officers. The Compensation Committee also administers the Company’s 1999 Equity Incentive Plan, with responsibility for granting awards under the plan to the Company’s executive officers and to other eligible individuals. A One Person Stock Option Committee, composed of Mr. Bowen, the Company’s Chief Executive Officer, is authorized to grant stock options to non-senior executive employees, subject to numerical limits and other parameters established by the Compensation Committee from time to time. The Committee’s current practice is to determine officer compensation at its first regular meeting of each year.

Compensation Philosophy

        The goals of the Company’s compensation program are to align compensation with business objectives and performance. The Committee seeks to attract, retain and motivate the highest quality executive officers, by providing appropriate levels of risk and reward, in proportion to individual contribution and performance. The Committee also seeks to establish appropriate incentives for management to further the Company’s long-term strategic plan and enhance long-term stockholder value, while avoiding undue emphasis on short-term market value. Key elements of this philosophy are as follows:

•	The Company pays competitively with similarly sized technology companies in the San Francisco Bay Area, periodically using commercially available compensation surveys to compare its practices with others. The Company compares its compensation with this group of companies because they are the principal entities with which the Company competes for talent, rather than the stock price performance peer group, which is more disparate in size and geography.

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•	The Company provides short-term incentives to its executive officers and other management employees through the use of cash bonuses. The Company began a cash bonus program for its executive officers for 2000, and has adopted a Management Incentive Plan for its officers and other management employees each year thereafter.

•	The Company provides significant long-term incentives for executives and other key employees through the use of equity incentives to ensure that they are motivated over the long term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

•	The Committee believes that officers generally should receive total compensation at approximately median levels for comparable technology companies.

2003 Executive Compensation

        Base Salary. The Committee annually reviews the executive officers’ base salaries. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, and competitive pay practices. In general, the Company sets its salaries for executive officers, including the CEO, at levels it believes are necessary to attract and retain excellent personnel

        For 2003, the Committee determined that generally the executive officer base salaries should remain at the same levels as in 2002, because the Company had not turned profitable during 2002, and in light of the overall downturn in the economy, particularly among technology employers in the San Francisco Bay Area. In February 2003, the Committee, at the recommendation of the Chief Executive Officer, approved a salary increase for one officer to adjust for a decrease in the incentive compensation available to that officer for meeting but not exceeding applicable goals.

        In January 2004, the Committee raised the base salaries of most of its executive officers. The average raise was 4% of annual base salary, effective April 1, 2004. Generally, continuing officer base salaries had remained unchanged since January 2001, other than the 2003 increase described above and a 9% increase to one officer effective in September 2001.

        Cash Incentive Compensation. In February 2003 the Committee approved the Company’s 2003 Management Incentive Plan. The Plan provided for payment of cash bonuses to officers, director-level employees and selected manager-level employees upon the achievement of Company and individual goals.

        The Plan required the Company to achieve an operating profit for 2003 in order for any bonuses to be paid under the Plan. Provided that the Company achieved an operating profit, bonuses became payable 70% upon achievement of shared goals relating to booked sales and operating cash flow and 30% upon individual goal performance. The subjective determination of individual goal performance is based both on individual goals specified separately for each person and closely related to the individual’s area of responsibility, and on the individual’s contribution to adding value for shareholders, customers and employees.

        The Plan provided that officers were eligible to receive a bonus of between 30% and 50% of base salary if the 100% target level of all goals was achieved and between 60% and 100% if the maximum overachievement level of all goals was achieved.

        The Company achieved the operating profitability trigger specified in the Plan and overachieved the operating cash flow goal. Generally, the Company did not achieve the booked sales goal needed for payment of a bonus for the sales goal. However, Mr. Chapin, our Vice President, Education Sales, was assigned a booked sales goal that was lower than the general goal and was based only on K-12 sales, as part of a transition between his 2002 compensation plan and the 2003 Plan. The Company achieved a sufficient level of K-12 sales so that Mr. Chapin did receive a bonus based on booked sales. Approximately $747,420 in bonuses under the 2003 Management Incentive Plan was paid in March 2004 to officers and to director and manager-level employees.

        In January 2004, the Committee approved a similar Management Incentive Plan for 2004. Company goals for 2004 relate to operating income and booked sales.

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        Long-Term Incentives. Stock options typically have been granted to executive officers when the executive first joins the Company, on a periodic basis to provide additional long-term incentives, in connection with a significant change in responsibilities, and, occasionally, to bring an executive’s equity position in line with the Company’s overall compensation philosophy. The number of shares covered by each stock option is based upon anticipated future contributions, past performance, levels of responsibility, prior experience, breadth of knowledge and competitive option practices, as well as the current equity position of the executive.

        In January 2004 and February 2003, the Committee evaluated the level of outstanding equity incentives for its executive officers, taking into account competitive conditions and the exercise price of outstanding options. Based on this evaluation, the Committee determined that it was appropriate to grant additional stock options to each of its executive officers (other than Mr. Bowen) to provide an increased level of equity-based long-term incentive. All of these stock options were granted at the fair market value of the underlying stock on the date of grant and vest in monthly installments over four years.

Corporate Performance and Chief Executive Officer Compensation

        Mr. Bowen joined the Company as its Chief Executive Officer in June 2002.

        In January 2004, the Committee reviewed Mr. Bowen’s salary and determined that it should remain the same. Mr. Bowen’s salary had been determined when he joined the Company taking into account the level of responsibility he would be undertaking at the Company, his extensive and highly successful prior experience in K-12 education, his breadth of knowledge, and competitive pay practices. The Committee determined that Mr. Bowen’s annual salary level of $275,000 remained appropriate.

        Mr. Bowen’s 2002 employment agreement also provided for a potential discretionary bonus. For 2003 and following years, however, Mr. Bowen and the Compensation Committee have agreed that Mr. Bowen’s bonus will instead be determined in accordance with the Management Incentive Plan for the year. The 2003 Management Incentive Plan is described above. Under that Plan, in March 2004, Mr. Bowen received a bonus of $130,630, which was tied to the operating cash flow goal as well as personal goal achievement. As discussed above, Mr. Bowen was not paid any bonus based on the booked sales goal.

        When Mr. Bowen joined the Company in 2002, the Committee determined to offer Mr. Bowen a significant portion of his compensation in stock options, in order to align Mr. Bowen’s interests with those of the stockholders and to motivate him over the long term to respond to the Company’s business challenges and opportunities as an owner. In total, in 2002, the Committee granted Mr. Bowen options to purchase 1,350,000 shares. Of these options, approximately 24% were granted in a fully vested option, with an exercise price at a 15% discount to then-current market, and with an exercise term of only one year. The Committee intended this option to encourage Mr. Bowen to promptly acquire a substantial ownership stake in the Company. As of March 1, 2004, Mr. Bowen had exercised all of that option and he continues to hold the exercised shares. An additional 42% of Mr. Bowen’s options were granted in an option with a vesting schedule that accelerates upon the achievement of certain target levels of market price for the Company’s common stock. These target levels range from $7.50 to $20.00 per share, significantly in excess of the Company’s per share price at the time Mr. Bowen was hired and still in excess of the Company’s per share price on March 1, 2004. This option is intended to provide additional motivation for Mr. Bowen to substantially increase stockholder value and to make significant compensation conditioned on achieving such an increase. The Committee has not granted Mr. Bowen any additional options since his hiring.

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Limitation on Deduction of Compensation Paid to Certain Executive Officers

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

        The Compensation Committee believes that stock options granted under the Company’s 1999 Equity Incentive Plan and Milestone Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation.” Provisions contained in these Plans, which as amended are being submitted for approval by the Company’s stockholders in this proxy statement, allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.

        From the members of the Compensation Committee of Scientific Learning Corporation.

                                   Rodman W. Moorhead, III, Chair
               Carleton A. Holstrom

PERFORMANCE MEASUREMENT COMPARISON

        This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The following chart compares the cumulative total stockholder return of Scientific Learning Common Stock during the period beginning with its initial public offering on July 22, 1999 and ending December 31, 2003, with the cumulative total return during the same period of (i) the NASDAQ Composite Market Index and (ii) a Scientific Learning constructed peer group index used last year and (iii) a new Scientific Learning constructed peer group index. The companies in last year’s peer group index were selected on the basis of similarity in nature of their business. During all or part of 2003, the group included Renaissance Learning Inc., Lightspan, Inc., Plato Learning, Inc., Scholastic Corporation, and Sylvan Learning Systems, Inc. During 2003, Sylvan Learning was removed from the index as of June 30, 2003 because it changed the nature of its business. Otherwise, the companies currently comprising the peer group index are unchanged from the companies comprising the peer group index for 2002.

        Last year’s peer group originally also included National Computer Systems, Inc, Harcourt General, Inc., and SmartForce. National Computer Systems was acquired during 2000, Harcourt General was acquired during 2001, and SmartForce was acquired during 2002; each of these companies was removed from the group at the time of its sale. During 2000, Lightspan and Riverdeep became public companies and were added to the peer group at that time. Riverdeep was removed as of September 30, 2002 because its stock was moved from the Nasdaq to the Irish Stock Exchange, and Student Advantage was removed as of September 30, 2002, because it was in the process of negotiating for the sale of its assets and/or the company. In addition, Plato Learning was added to the group as of January 1, 2002 because the nature of its business is similar and to maintain a representative group of companies.

        The new peer group consists of the same companies used in the original peer group with the addition of Princeton Review, Inc. when it became public in June 2001 and Excelligence Learning when it became public in December 2001 because the nature of their business is similar and to maintain a representative group of companies.

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        The comparison assumes $100 was invested on July 22, 1999 in Scientific Learning Common Stock and in each of the foregoing indices. It also assumes reinvestment of dividends. The peer group indices are weighted based on market capitalization. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company’s Compensation Committee consists of Mr. Holstrom and Mr. Moorhead. None of the members of the Compensation Committee has been an officer or employee of the Company, except that Mr. Holstrom served as the Company’s Chief Financial Officer from February 1996 to March 1997. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee. Mr. Moorhead is affiliated with Warburg Pincus and its related entities, which have engaged in a number of transactions with the Company. These transactions are described below, under “Certain Transactions.”

CERTAIN TRANSACTIONS

Loan Guaranty Transactions Involving Warburg Pincus

        In March 2001, the Company entered into a $15 million unsecured revolving line of credit with Fleet National Bank. WPV, Inc., an affiliate of Warburg, Pincus Ventures, the Company’s largest stockholder, provided an unlimited guaranty for the facility. In consideration of the guaranty, the Company issued WPV a warrant to purchase 1,375,000 shares of the Company’s common stock with an exercise price of $8.00, expiring March 9, 2008. The Company also agreed to reimburse WPV for any amounts it might be required to pay in satisfaction of the loan, granted WPV a security interest in substantially all of its assets, and amended the Company’s Registration Rights Agreement to include shares issuable on exercise of the warrant as Registrable Securities. The estimated value of the warrants was $3.6 million as of the date of issuance. In March 2002, the Company agreed with the Bank and the Warburg affiliate to extend the term of the line of credit from October 2002 to June 2004.

        In September 2003, the Company agreed to reduce the amount available under the Fleet line of credit because the Company did not believe that it had need of the full amount of the line during its limited remaining term. As a result of the reduction in the credit facility, WPV’s guarantee obligation and its obligation to provide a standby letter of credit was reduced to $10,000,000.

        In January 2004, the Company terminated the Fleet line of credit and established a new line of credit with Comerica Bank. This revolving credit facility is in the principal amount of $7,000,000 through July 22, 2004 and $5,000,000 for the remainder of the term, through January 15, 2005. The line is partially secured by a letter of credit provided by WPV. The letter of credit is for $4.0 million through May 30, 2004 and $3.0 million from May 31, 2004 to July 30, 2004. There is no letter of credit for the remainder of the term. The non-guaranteed portion of the line is subject to borrowing limitations based on the level of our accounts receivable. The Company has again agreed to reimburse WPV for any amounts drawn or other payments made by WPV under the letter of credit. The Company has granted a security interest in all of its assets other than intellectual property, both to Comerica and to WPV. Comerica’s security interest is subordinated to WPV’s security interest. The Company also agreed not to restrict its ability to grant a security interest on intellectual property. The warrants granted to WPV in connection with the original guaranty remain unchanged and outstanding.

Neuroscience Solutions Corporation

        In September 2003, we signed an agreement with Neuroscience Solutions Corporation (“NSC”), transferring technology to NSC for use in the health field. The transaction includes a license of the patents we own, a sublicense of the patents we license from others, the license of certain software we developed, and the transfer of assets related to certain research projects. All of the rights licensed to NSC are limited to the health field and most are exclusive in that field. We continue to use the licensed patents and technology in the fields of education and speech and language therapy, and retain all rights to our technology outside of the health field. We also agreed with NSC that we would license one another certain patents that may be issued in the future, on which royalties would be paid, and that we would provide NSC certain technology transfer, hosting and support services.

        NSC is a start-up company located in San Francisco that plans to develop, market, and sell a series of software-based products for healthcare markets based on neuroplasticity research. NSC’s first products are expected to focus on addressing issues that commonly arise as a result of aging. Dr. Michael M. Merzenich, who is a founder, director, significant stockholder and former officer of our company, is also a founder, director, significant shareholder and officer of NSC.

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        The terms of the transaction were determined through arms’ length negotiations between NSC and us, in which Dr. Merzenich did not participate. We received an initial payment of $500,000 and will be entitled to a 2% to 4% royalty on future products of NSC that use the licensed technology. We were also issued 1,772,727 shares of Series A Preferred Stock in NSC. Because NSC is a start-up venture the shares of which are not actively traded, in our financial statements we have assigned a value of zero to the NSC shares we received.

University Licensing

        Under our license with The Regents of the University of California, we are obligated to make payments to The Regents in exchange for a license to commercially develop and sell products that make use of rights under patent applications filed by Drs. Tallal, Merzenich, Jenkins and Miller, among others, and subsequently assigned to The Regents and Rutgers, the State University of New Jersey. Eleven US and three foreign patents issuing from these applications have been granted by the United States Patent and Trademark Office and additional foreign applications are pending. Drs. Tallal and Merzenich are members of our Board, and Drs. Jenkins and Miller are senior vice presidents with us. During 2003, we expensed an aggregate of approximately $909,000 for royalty payments under the license. In 2004, and for each year thereafter during the term of the license, the minimum royalty payment will be $150,000. Pursuant to the patent policies of The Regents and Rutgers, as well as understandings between inventors affiliated with each university, each university distributes to those inventors affiliated with the university, on an annual basis, a portion of the payments received from us. In 2003, the inventors received these payments from their universities in the following approximate amounts: Dr. Tallal, $105,817; Dr. Merzenich, $103,405; Dr. Jenkins, $73,245; and Dr. Miller, $35,272. The amount of any future university distributions to the inventors are indeterminable at this time because these figures are tied to our future performance; however, we estimate that less than 1% of product sales during the term of the license will be payable by the universities to each inventor. We negotiated the license on an arm’s length basis, without involvement by the inventors.

Officer Loans

        In April 2001, the Company made loans in an aggregate principal amount of $3,114,383 to Dr. Miller and to Ms. Bolton, Mr. Mattson, and Mr. Mills, three former officers of the Company, for the purpose of assisting them in paying substantial income tax liabilities resulting from alternative minimum tax imposed on their exercise of Company stock options in 2000. At March 1, 2004, the aggregate amounts of such indebtedness for principal and accrued interest were: Dr. Miller: $1,656,768; Ms. Bolton: $1,599,638; Mr. Mattson: $269,653; and Mr. Mills: $32,442. Each loan is a full recourse loan, initially secured by a number of shares of the Company’s stock held by the officer equal to the lesser of (1) the principal amount of the loan divided by the average closing price of the Company’s stock for the 30 trading days preceding January 3, 2001, which was $4.4875, or (2) the total amount of Company stock held by the borrowing officer on the date of the note evidencing the loan. Each officer has the right to withdraw shares from the security interest to the extent that the fair market value of the collateral pledged exceeds 120% of the principal, but no officer has the obligation to pledge additional shares or to return withdrawn shares if the value of the collateral pledged falls below the loan amount. The number of shares initially and currently pledged by each officer is: Dr. Miller, 323,120 shares; Ms. Bolton, 260,785 shares; Mr. Mattson, 52,591 shares, and Mr. Mills, 6,325 shares. The loans bear interest at a rate of 4.94%. All principal and accrued interest are due December 31, 2005. The Company’s obligation to make these loans was conditioned on the initial closing of the Fleet line described above.

Stock Transactions Involving Warburg Pincus

        In November 2001, the Company completed the sale of 4,000,000 shares of our common stock to Warburg, Pincus Ventures at a purchase price of $1.25 per share, and an aggregate purchase price of $5,000,000. The transaction was completed as a private placement. In connection with the sale, the Company’s Registration Rights Agreement was further amended to include the shares sold in the transaction as Registrable Securities under that Agreement. Accordingly, the Company may be required to register such shares for resale in the future.

        The former holders of our Series B, C and D preferred stock, which include Warburg, Pincus Ventures, our largest stockholder, are entitled to registration rights with respect to the common stock issued upon conversion of the Series B, C or D preferred stock.

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        In connection with the issuance of Series B preferred stock and warrants to purchase Series C preferred stock, we entered into an agreement that requires us, as long as Warburg, Pincus Ventures owns at least 10% or 20% of the outstanding common stock, to nominate and use our best efforts to elect one or two individuals, respectively, designated by Warburg, Pincus Ventures for election to the Board or Directors. In addition, Warburg, Pincus Ventures has agreed that it will use its best efforts to vote a sufficient number of its shares to elect one individual nominated by LF SL Holding LLC as long as LF SL Holding LLC continues to own at least fifty percent of the 555,555 shares it acquired in January 1999.

        Please see the “Employment Agreement” section above for details of additional transactions with Mr. Bowen.

        The Company has entered into indemnity agreements with each of its directors and executive officers. The Company’s certificate of incorporation and bylaws also contain provisions relating to limitation of liability and indemnification of directors and officers.

        The Company believes that the foregoing transactions were in its best interests. As a matter of policy these transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the disinterested members of the Board. All 2003 transactions were, and we expect that all future related-party transactions will be, also approved by the Audit Committee of the Board.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Scientific Learning stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Linda Carloni, Corporate Secretary, Scientific Learning Corporation, 300 Frank H. Ogawa Plaza, Suite 600, Oakland, CA 94612-2040, or contact Linda Carloni at 510-444-3500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors /s/ Linda L. Carloni Linda L. Carloni Secretary April 30, 2004

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, 300 Frank H. Ogawa Plaza, Suite 600, Oakland, CA 94612-2040.

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Appendix 1

Scientific Learning Corporation

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE

As adopted by the Board of Directors on October 29, 2003

The charter of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Scientific Learning Corporation (the “Company”) is as follows, subject to amendment by the Board from time to time:

Role

        The role of the Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibility to the stockholders relating to the Company’s financial statements and accounting and financial reporting processes, and in particular the quality and integrity of those processes, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, the quality and integrity of the Company’s financial processes, statements and reports, and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”).

Membership:

        The Committee will be composed of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”), when and as applicable to Committee members, as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial experience requirements as applicable and in effect from time to time. The members of the Committee and the Committee chair will be appointed by and serve at the discretion of the Board.

Primary Committee Responsibilities:

        The Committee shall oversee the Company’s financial reporting process on behalf of the Board and shall have direct responsibility for the appointment, compensation, evaluation, retention, termination, and oversight of the work of the Auditors, who shall report directly to the Committee. The Committee shall also report the results of its activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

        1. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

        2. To determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, and the compensation to be paid to the Auditors, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

        3. To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

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        4. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

        5. To assist and interact with the Auditors in order that they may carry out their duties in the most efficient and cost-effective manner.

        6. To evaluate the cooperation received by the Auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

        7. To review with the senior management of the Company and the Auditors, upon completion of their audit, the financial statements to be included in the Company’s Annual Report on Form 10-K, and to recommend whether or not such financial statements should be so included. In the course of that review, to discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

        8. To review the interim financial statements with the senior management of the Company and the Auditors prior to public disclosure of quarterly financial information, if practicable, and in any event, prior to the filing of the Company’s Quarterly Reports on Form 10-Q. In this review, the Committee shall discuss the results of this quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

        9. To review and discuss with management and the Auditors, as appropriate, earnings press releases, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made.

        10. To review with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

        11. To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

        12. To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

        13. To review with management and the Auditors the scope and quality of internal accounting and financial reporting controls in effect.

        14. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

        15. To establish procedures in compliance with applicable laws and rules or as determined to be appropriate by the Committee, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable financial, accounting or auditing matters.

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        16. To review and approve related-party transactions as required by Nasdaq rules, except to the extent that such matters are reviewed and approved by the Nominating and Corporate Governance Committee in accordance with its charter and Nasdaq rules.

        17. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

        18. To prepare the Committee Report for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

        19. To conduct such investigations as the Audit Committee deems to be appropriate, and to retain such accounting, legal and other independent experts in connection with such investigations or otherwise to advise the Committee as the Committee deems to be appropriate.

        20. To periodically review and discuss with management and the Auditors, as appropriate, the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

        21. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

        22. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

        It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

Committee Processes

•	Meeting Frequency – The Committee shall hold such regular or special meetings as the Committee or its chair deems necessary or appropriate and shall meet at least four times per year.

•	Resources and Authority – The Committee shall have authority to appoint, determine funding for, at the expense of the Company, and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended. The Committee shall have the authority to obtain and determine compensation for, at the expense of the Company, advice and assistance from internal or external independent legal, accounting, or other advisors and consultants, as it determines necessary or appropriate to carry out its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

•	Reporting to the Board of Directors – The Committee, through the Committee chair, shall report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

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SCIENTIFIC LEARNING CORPORATION

1999 EQUITY INCENTIVE PLAN

Adopted February 19, 1996
Approved By Stockholders March 30, 1996
Amended and Restated September 27, 1996
Approved By Stockholders June 11, 1997
Amended March 11, 1999
Amended and Restated May 17, 1999
Approved By Stockholders May 28, 1999
Amended March 8, 2000
Approved By Stockholders May 18, 2000
Amended May 30, 2002
Amended October 9, 2002
Amended February 25, 2003
Approved By Stockholders May 21, 2003
Amended January 28, 2004
Approved By Stockholders _________, 2004
Termination
Date: May 17, 2009

1.	PURPOSES.

        (a) The Plan initially was established effective as of February 19, 1996 (the “Prior Plan”). The Prior Plan hereby is amended and restated in its entirety as the Plan, effective as of the date of the closing of the initial public offering (“IPO”) of the common stock of the Company (“Common Stock”). The terms of the Prior Plan shall remain in effect and apply to all options granted pursuant to the Prior Plan.

        (b) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the Common Stock through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock and (v) Stock Appreciation Rights.

        (c) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (d) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof or (iii) Stock Appreciation Rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

1.

2.	DEFINITIONS.

        (a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b) “Board” means the Board of Directors of the Company.

        (c) “Code” means the Internal Revenue Code of 1986, as amended.

        (d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e) “Company” means Scientific Learning Corporation, a Delaware corporation.

        (f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

        (g) “Continuous Service” means that the Optionee’s employment or service with the Company or an Affiliate of the Company, whether in the capacity of an Employee, a Director or a Consultant, is not interrupted or terminated. The Optionee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders employment or service to the Company or an Affiliate or the Company or a change in the entity for which the Optionee renders such employment or service, provided that there is no interruption or termination of the Optionee’s Continuous Service. The Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave.

        (h) “Covered Employee” means the Chief Executive Officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (i) “Director” means a member of the Board.

        (j) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

        (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

        (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.

        (m) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

                (1) If the Common Stock is listed on any established stock exchange, traded on the Nasdaq National Market or the Nasdaq SmallCap Market, or quoted on the OTC Bulletin Board, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange, market or board (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and to the extent that the Company is subject to Section 260.140.50 of Title 10 of the California Code of Regulations at the time a Stock Award is granted, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

        (n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

        (p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

        (q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) “Option” means a stock option granted pursuant to the Plan.

        (s) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (t) “Optionee” means a person to whom an Option is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding Option.

3.

        (u) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

        (v) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (w) “Plan” means this Scientific Learning Corporation 1999 Equity Incentive Plan.

        (x) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (y) “Securities Act” means the Securities Act of 1933, as amended.

        (z) “Stock Appreciation Right” means any of the various types of rights which may be granted under Section 8 of the Plan.

        (aa) “Stock Award” means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock and any Stock Appreciation Right.

        (bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

3.	ADMINISTRATION.

        (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option or a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

4.

                (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                (3) To amend the Plan or a Stock Award as provided in Section 13.

                (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.	SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of subsection 12(a) relating to adjustments upon changes in stock and subject to Section 4(c) below, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Five Million Four Hundred Ninety-Two Thousand Six Hundred Sixty Six (5,492,666) shares of Common Stock, less any shares which are subject to Stock Awards granted under the Company’s Milestone Equity Incentive Plan, as then in effect. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        (c) Notwithstanding any provision herein to the contrary, in the event the Plan is not approved by holders of at least two-thirds of the Company’s outstanding common stock within twelve months of the date a Stock Award is first granted hereunder following the October 2002 amendment of the Plan, then, unless an exemption from qualification is available with respect to such grant that does not require compliance with the provisions of 260.140.45 of the California Code of Regulations, any Stock Award granted hereunder which (i) followed the October 2002 amendment of the Plan and (ii) was granted at a time when the total number of securities issuable upon exercise of all outstanding options [exclusive of rights described in Section 260.140.40 and warrants described in Sections 260.140.43 and 260.140.44 of the California Code of Regulations, and any purchase plan or agreement as described in Section 260.140.42 of the California Code of Regulations (provided that the purchase plan or agreement provides that all securities will have a purchase price of 100% of the fair value, as determined in accordance with Section 260.140.50 of the California Code of Regulations, of the security either at the time the person is granted the right to purchase securities under the plan or agreement or at the time the purchase is consummated)] and the total number of securities called for under any bonus or similar plan or agreement exceeded 30% of the Company’s then outstanding securities, calculated on an as-converted to common stock basis, shall be void.

5.

5.	ELIGIBILITY.

        (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to Employees, Directors and Consultants.

        (b) No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options and Stock Appreciation Rights covering more than One Million Four Hundred Thousand (1,400,000) shares of the Common Stock in any calendar year.

6.	OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) Price. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be any price determined by the Board in its sole discretion; provided, however, that to the extent the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations at the time the Nonstatutory Stock Option is granted, the exercise price of each Nonstatutory Stock Option shall not be less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, except that a Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted or (ii) such lower percentage of the Fair Market Value of the stock subject to the Option on the date the Option is granted as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

6.

        (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Board (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment (however, payment of the common stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment), or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and shall be exercisable during the lifetime of the Optionee only by the Optionee. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised, including the following subsection 6(f).

7.

        (f) Minimum Vesting. Notwithstanding the foregoing Section 6(e), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

                (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

                (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

        (g) Termination of the Optionee’s Continuous Service. In the event an Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which, to the extent the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations at the time the Option is granted, shall not be less than thirty (30) days), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        An Optionee’s Option Agreement may also provide that, if the exercise of the Option following the termination of the Optionee’s Continuous Service (other than upon the Optionee’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as described in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements (if such provisions would result in an extension of the time during which the Option may be exercised beyond the period described in the first paragraph of this subsection 6(g)).

        (h) Disability of Optionee. In the event an Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which, to the extent the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations at the time the Option is granted, shall not be less than six (6) months), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

8.

        (i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which, to the extent the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations at the time the Option is granted, shall not be less than six (6) months), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee’s Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

        (k) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a “Re-Load Option”) in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

        Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 11(e) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

9.

7.	TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

        Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

        (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement, which, to the extent the Company is subject to Section 260.140.42 of Title 10 of the California Code of Regulations at the time the restricted Stock Award is granted, shall be at least eighty-five percent (85%) of the Fair Market Value of the stock subject to the agreement, except that for any Ten Percent Stockholder, the purchase price shall be at least one hundred percent (100%) of the Fair Market Value of the stock subject to the agreement. Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

        (b) Transferability. Rights under a stock bonus or restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

        (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

        (d) Vesting. Subject to the “Repurchase Limitation” in Section 11(g), shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

        (e) Termination of Continuous Service. Subject to the “Repurchase Limitation” in Section 11(g), in the event the Stock Award recipient’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

10.

8.	STOCK APPRECIATION RIGHTS.

        (a) To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

        (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                (1) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

                (2) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

                (3) Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

11.

9.	COVENANTS OF THE COMPANY.

        (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	MISCELLANEOUS.

        (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b) Neither the recipient of a Stock Award nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any recipient or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant or a Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s Bylaws and the provisions of the corporate law of the state in which the Company is incorporated.

        (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

12.

        (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to such person by the Company) or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

        (g) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Service or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

                (i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (ii) the right terminates when the shares of Common Stock become publicly traded.

13.

                (ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price, then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

        (h) INFORMATION OBLIGATION. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 11(h) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

        (b) In the event of a proposed dissolution or liquidation of the Company, the Board shall notify the Stock Award holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Stock Award shall terminate immediately prior to the consummation of such proposed action.

14.

        (c) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then (i) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated prior to such event and the Stock Awards terminated if not exercised (if applicable) after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

        (d) In the event of the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated immediately upon the happening of such event.

13.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

15.

        (d) Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

        (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.	TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Notwithstanding the foregoing, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (i) the date on which the latest increase in the maximum number of shares issuable under the Plan was approved by the stockholders of the Company or (ii) the date such amendment was adopted by the Board.

        (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15.	EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as of the date of the closing of the IPO, but no Options or rights to purchase restricted stock granted under the Plan shall be exercised, and no stock bonuses shall be granted under the Plan, unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan was adopted by the Board.

16.

SCIENTIFIC LEARNING CORPORATION

MILESTONE EQUITY INCENTIVE PLAN

Adopted February 25, 2003
Approved By Stockholders May 21, 2003
Amended January 28, 2004
Approved By Stockholders _________, 2004
Termination Date: February 24, 2013

1.	PURPOSES.

        (a) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company (the “Common Stock”) through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock and (v) Stock Appreciation Rights.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) rights to purchase restricted stock or to receive stock bonuses pursuant to Section 7 hereof or (iii) Stock Appreciation Rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.	DEFINITIONS.

        (a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b) “Board” means the Board of Directors of the Company.

        (c) “Code” means the Internal Revenue Code of 1986, as amended.

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        (d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e) “Company” means Scientific Learning Corporation, a Delaware corporation.

        (f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

        (g) “Continuous Service” means that the Optionee’s employment or service with the Company or an Affiliate of the Company, whether in the capacity of an Employee, a Director or a Consultant, is not interrupted or terminated. The Optionee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders employment or service to the Company or an Affiliate or the Company or a change in the entity for which the Optionee renders such employment or service, provided that there is no interruption or termination of the Optionee’s Continuous Service. The Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave.

        (h) “Covered Employee” means the Chief Executive Officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (i) “Director” means a member of the Board.

        (j) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

        (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

        (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        (m) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

                (1) if the Common Stock is listed on any established stock exchange, traded on the Nasdaq National Market or the Nasdaq SmallCap Market, or quoted on the OTC Bulletin Board, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange, market or board (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

2.

                (2) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and to the extent that the Company is subject to Section 260.140.50 of Title 10 of the California Code of Regulations at the time a Stock Award is granted, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

        (n) “Incentive Stock Option” m eans an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

        (p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

        (q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) “Option” means a stock option granted pursuant to the Plan.

        (s) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (t) “Optionee” means a person to whom an Option is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding Option.

        (u) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

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        (v) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (w) “Plan” means this Scientific Learning Corporation Milestone Equity Incentive Plan.

        (x) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (y) “Securities Act” means the Securities Act of 1933, as amended.

        (z) “Stock Appreciation Right” m eans any of the various types of rights which may be granted under Section 8 of the Plan.

        (aa) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a right to purchase restricted stock and a Stock Appreciation Right.

        (bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

3.	ADMINISTRATION.

        (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (1) to determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option or a Nonstatutory Stock Option, a right to purchase restricted stock, a Stock Appreciation Right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person;

                (2) to construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

4.

                (3) to amend the Plan or a Stock Award as provided in Section 13; and

                (4) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.	SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of subsection 12(a) relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Five Million Four Hundred Ninety-Two Thousand Six Hundred Sixty Six (5,492,666) shares of Common Stock, less any shares which are subject to Stock Awards granted under the Company’s 1999 Equity Incentive Plan, as then in effect. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

        (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to Employees, Directors and Consultants.

        (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

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        (c) Subject to the provisions of Section 12(a) relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options and Stock Appreciation Rights covering more than One Million (1,000,000) shares of the Common Stock in any calendar year.

6.	OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) Price. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be any price determined by the Board in its sole discretion.

        (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Board (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment as permitted by law (however, payment of the common stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment), or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) Transferability. Neither an Incentive Stock Option nor a Nonstatutory Stock Option shall be transferable except by will or by the laws of descent and distribution, and either shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

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        (f) Termination of the Optionee’s Continuous Service. In the event an Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee’s Continuous Service (or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        An Optionee’s Option Agreement may also provide that, if the exercise of the Option following the termination of the Optionee’s Continuous Service (other than upon the Optionee’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as described in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements (if such provisions would result in an extension of the time during which the Option may be exercised beyond the period described in the first paragraph of this subsection 6(f)).

        (g) Disability of Optionee. In the event an Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.

        (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee’s Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.	PROVISIONS OF STOCK BONUS AND RESTRICTED STOCK AWARDS.

        (a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                (i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

                (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                (iii) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

                (iv) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

        (b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

8.

                (i) Purchase Price. The purchase price of restricted stock awards shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

                (ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

                (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                (iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the restricted stock purchase agreement.

                (v) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	STOCK APPRECIATION RIGHTS.

        (a) To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

        (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                (1) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

9.

                (2) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

                (3) Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.	COVENANTS OF THE COMPANY.

        (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	MISCELLANEOUS.

        (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b) Neither the recipient of a Stock Award nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any recipient or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant or a Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s Bylaws and the provisions of the corporate law of the state in which the Company is incorporated.

        (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

11.

        (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to such person by the Company) or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

        (g) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award Agreement, and the repurchase price may be either the Fair Market Value of the shares of Common Stock or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

        (b) In the event of a proposed dissolution or liquidation of the Company, the Board shall notify the Stock Award holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Stock Award shall terminate immediately prior to the consummation of such proposed action.

12.

        (c) In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then (i) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated prior to such event and the Stock Awards terminated if not exercised (if applicable) after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

        (d) In the event of the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated immediately upon the happening of such event.

13.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

13.

        (d) Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

        (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.	TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Notwithstanding the foregoing, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (i) the date on which the latest increase in the maximum number of shares issuable under the Plan was approved by the stockholders of the Company or (ii) the date such amendment was adopted by the Board.

        (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15.	EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as of the date the Board adopts the Plan, but no Options or rights to purchase restricted stock granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan was adopted by the Board.

14.

Front side, upper tear off section

THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
SCIENTIFIC LEARNING CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2004

THE BOARD OF DIRECTORS AND THE EXECUTIVE OFFICERS OF THE COMPANY
RECOMMEND A VOTE FOR ALL PROPOSALS, INCLUDING ALL NOMINEES LISTED.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE
ENCLOSED ENVELOPE.

Front side, lower section
PROXY
SCIENTIFIC LEARNING CORPORATION
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR“ ALL PROPOSALS.

2. TO APPROVE THE 1999 EQUITY INCENTIVE PLAN AND
	FOR	WITHOLD	THE MILESTONE EQUITY INCENTIVE PLAN, AS AMENDED
1. ELECTION OF THREE DIRECTORS	ALL	authority as to ALL

FOR AGAINST ABSTAIN
NOMINEES: Robert C. Bowen			|_| |_| |_|
Dr. Joseph B. Martin	|_|	|_|
Edward Vermont
Blanchard, Jr.
To withhold authority to vote for an individual nominee			3. TO APPROVE THE AGGREGATE SHARE RESERVE FOR
strike a line through the nominee’s name			THE COMPANY’S EQUITY PLANS.

FOR AGAINST ABSTAIN
|_| |_| |_|

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:_________________________________ Signature:_________________________________ Date_____________
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership,please sign in partnership name by authorized person.

1
Back side, lower section

Annual Meeting of Stockholders June 7, 2004	By signing the other side, the signatory appoints Robert C. Bowen and Jane A. Freeman, and each of them, as attorneys and proxies of the signatory, with full power of substitution, to vote all of the shares of stock of Scientific Learning Corporation which the signatory is entitled to vote at the Annual Meeting of
Stockholders to be held on June 7, 2004 at 10:00 am local time, and at any adjournments, postponements and continuations thereof, with all power that the signatory would possess if personally present, upon the matters listed on the other side as instructed on the other side, with discretionary authority as to all other matters that may properly come before the meeting.